UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2009

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, Wisconsin  53143-5656

(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                                 Other Events

Effective January 4, 2009, Snap-on Incorporated (“Snap-on” or “the company”) adopted Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51,” as described more fully in Note 1 to the unaudited interim consolidated financial statements included in Snap-on’s Quarterly Reports on Form 10-Q as of and for the fiscal three month period ended April 4, 2009, and the fiscal three and six month periods ended July 4, 2009.  The adoption of SFAS No. 160 did not have a material impact on the company’s financial condition, results of operations or cash flows.

As a result of the retrospective presentation and disclosure requirements of SFAS No.160, Snap-on will  reflect the changes in presentation and disclosure in its consolidated financial statements for all periods presented in its filings with the Securities and Exchange Commission subsequent to the effective date. The adoption of SFAS No. 160 impacted the presentation and disclosure of noncontrolling (minority) interests in the company’s consolidated financial statements.  SFAS No. 160 requires that noncontrolling interests in partially owned consolidated subsidiaries be classified in the consolidated balance sheet as a separate component of consolidated shareholders’ equity.  Previously, Snap-on included noncontrolling (minority) interests in other long-term liabilities on its consolidated balance sheets.

The principal effect on the prior year balance sheets related to the adoption of SFAS No. 160 is summarized as follows:

($millions)	January 3,	December 29,
Balance Sheets	2009	2007

Equity, as previously reported	$1,186.5	$1,280.1
Increase for SFAS No. 160 – reclass of noncontrolling interests	18.0	17.3
Equity, as adjusted	$1,204.5	$1,297.4

Snap-on is also subject to the requirements of Emerging Issues Task Force Topic No. D-98, “Classification and Measurement of Redeemable Securities,” which interprets Rule 5-02.28 of Regulation S-X.  Rule 5-02.28 requires shares whose redemptions are outside of the control of the issuer to be classified outside of permanent equity.  On March 5, 2008, Snap-on acquired a 60% interest in Zhejiang Wanda Tools Co., Ltd. (“Wanda Snap-on”), a tool manufacturer in China.  The Wanda Snap-on joint venture agreement granted a redeemable noncontrolling interest right to the noncontrolling shareholder that could require Snap-on to acquire the noncontrolling interest if certain metrics (as defined in the joint venture agreement) are reached during the five-year period subsequent to the acquisition date.  Snap-on does not believe that the redeemable noncontrolling interest right will become exercisable.  The related redeemable noncontrolling interest of $4.3 million as of January 3, 2009 ($4.9 million redeemable noncontrolling interest less fiscal 2008 loss of $0.6 million), is included in other long-term liabilities on the respective consolidated balance sheet; there was no redeemable noncontrolling interest as of December 29, 2007.  Net earnings attributable to the redeemable noncontrolling interest are included in both net earnings and net earnings attributable to noncontrolling interests on the consolidated statements of earnings.

SFAS No. 160 also changes net earnings on the face of the consolidated statements of earnings.  Prior to SFAS No. 160, net earnings excluded net earnings attributable to noncontrolling interests.  SFAS No. 160 requires that net earnings include net earnings attributable to noncontrolling interests. SFAS No. 160 also requires that a separate caption for net earnings attributable to Snap-on Incorporated be presented in the consolidated statements of earnings that equals net earnings as previously reported prior to the adoption of SFAS No. 160.   After adoption of SFAS No. 160, net earnings increased by $6.9 million, $4.9 million and $3.7 million for the fiscal 2008, 2007 and 2006 years, respectively, due to the inclusion of net earnings attributable to noncontrolling interests; net earnings attributable to Snap-on Incorporated is equal to net earnings as previously reported prior to the adoption of SFAS No. 160.

The retrospective changes made to the financial statements for periods prior to the company’s adoption of SFAS No. 160 are set forth in the following updated financial statements, the originals of which were a part of Item 8 — Financial Statements and Supplementary Data of the company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009:

•	Consolidated Statements of Earnings for the fiscal years ended January 3, 2009, December 29, 2007, and December 30, 2006
•	Consolidated Balance Sheets as of January 3, 2009, and December 29, 2007
•	Consolidated Statements of Shareholders’ Equity for the fiscal years ended January 3, 2009, December 29, 2007, and December 30, 2006
•	Consolidated Statements of Comprehensive Income for the fiscal years ended January 3, 2009, December 29, 2007, and December 30, 2006
•	Consolidated Statements of Cash Flow for the fiscal years ended January 3, 2009, December 29, 2007, and December 30, 2006

The financial statements are included in Exhibit 99 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01                                              Financial Statements and Exhibits

(d) Exhibits

99                                                  Financial Statements of Snap-on Incorporated

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: August 11, 2009	By:	/s/ Martin M. Ellen
Martin M. Ellen, Principal Financial Officer,
Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Financial Statements of Snap-on Incorporated